Exhibit 99.1

Good Gaming, Inc. Receives Final Approval from OTC
Markets to List on the OTCQB

Good Gaming, Inc. Also Announces Official Start Of Its Beta Test Participation Program Using Live Players for MicroBuddies™

Kennett Square, PA / September 14, 2021 / Good Gaming, Inc. (OTCQB: GMER) (the “Company”) and CEO David B. Dorwart are pleased to announce the Company has received official notification from OTC Markets to up-list from Pink Sheet Current to the OTCQB tier effective immediately.

Companies listing on OTCQB (the middle tier over-the-counter market for U.S. stocks) must meet stricter minimum reporting standards, pass a bid test, and undergo annual verification. The OTCQB replaced the FINRA-operated OTC Bulletin Board (OTCBB) as the main market for trading OTC securities that report to a U.S. regulator. Its marketplace is run through OTC Link, an inter-dealer quotation and trading system developed by OTC Markets Group. OTC Link is registered with the Securities and Exchange Commission (SEC) as a broker-dealer and also as an alternative trading system (ATS).

David B. Dorwart, Good Gaming, Inc. CEO, stated, “We are extremely pleased to report that we have met all qualifications and have been accepted by OTC Markets to up-list from Pink Sheet Current to the OTCQB tier for trading. Because transparency to shareholders is important to us, our board of directors decided in June 2021, it would be in the best interest of our company to meet the stringent qualification process in order to up-list to the OTCQB. The timing for our OTCQB listing is perfect as we get ready to launch our new blockchain NFT game MicroBuddies™. We are confident that trading on the OTCQB tier will now bring added value to Good Gaming Inc., as we move forward with an aggressive strategic agenda.”

The Company is also pleased to announce that its internal testing phase for MicroBuddies™ has performed extremely well, and they are now ready to move to its beta testing participation program using live players who will have the opportunity to experience live play action and give feedback to the Company as they draw closer to its soon to be announced final launch date.

In order to qualify as a MicroBuddies™ beta test participant you must be a Nano Factory token owner and complete the required registration form. Simply go to the microbuddies.io website, look for the beta test participation banner on the top of the page, click on the banner, fill out the registration form, and send it in. The banner will be posted on the MicroBuddies™ website this Friday September 17, 2021 at 8 pm EDT.

As MicroBuddies™ nears completion, the Company is preparing for a launch by the end of September. However, as a public company, we are working closely with a team of lawyers who specialize in the blockchain, NFT, and cryptocurrency space, to take all steps necessary for a compliant launch in light of the SEC’s recent announcements and activities in the space. Though we are aiming for the end of September, an exact launch date for the project is yet to be announced. If any delays do occur, we anticipate them to be both minor and solely due to the complex legal landscape surrounding public disclosures, cryptocurrency, and the like—not due to the readiness of the game itself.

Fortunately, the extra precautions taken in launching MicroBuddies™ has given our development team extra time to focus on designing solutions to the recent surge in gas prices on the Ethereum network that would have otherwise negatively impacted the game. We expect to provide a comprehensive update on the state of our roadmap, including an official launch time and date, and how we plan to address gas prices in a way that will be beneficial to game players within the next 7-10 days.

About MicroBuddies™

As previously reported, Good Gaming, Inc. is anticipating a Q3 2021 launch of its first-to-market collectible NFT game, MicroBuddies™, where players will be able to collect lovable, self-replicating microbes that passively produce their own in-game currency GOO™.

Well-bred MicroBuddies™ will have a high rate of GOO™ production, so skilled players will be able to create greater opportunities for themselves by playing the game strategically. GOO™ can then be used to replicate new MicroBuddies™ from existing ones and artificially select genes for the next generation.

To play the game, players will need to purchase one of 2,500 limited edition Nano Factory Tokens prior to the launch of MicroBuddies™ in Q3 2021. If the Nano Factory Tokens sell out, or a player fails to purchase a Nano Factory Token prior to the launch of the game, the only way to acquire a MicroBuddy and play will be to first purchase one from another player on the secondary market at the fair market value.

At the Mainnet launch of MicroBuddies™, a player will use his or her special Nano Factory Tokens to synthesize into his or her Generation 0 MicroBuddies™ and begin the game. The first 2,500 MicroBuddies™, collectively known as Generation 0, are expected to be the rarest and most scarce set of MicroBuddies™ and what the rest of the game will propagate from.

To learn how to purchase MicroBuddies™ limited edition Nano Factory Tokens, go to:

https://bit.ly/GetMicroBuddies

To purchase MicroBuddies™ limited edition Nano Factory Tokens, go to:

https://microbuddies.io

MicroBuddies™ Animated Trailer:

https://www.youtube.com/watch?v=ZgMQ3hdiyEE

We invite everyone to join our corporate-supported social media platforms to engage with one another, receive reliable, up-to-date, accurate information, and communicate in our Good Gaming, Inc. and MicroBuddies™ communities.

Visit us on our social media platforms:

Facebook

https://www.facebook.com/GoodGMER

https://www.facebook.com/GoodGamingMC

Twitter

https://twitter.com/microbuddies

https://twitter.com/GOODGMER

Instagram

https://www.instagram.com/goodgmer/

Reddit

https://www.reddit.com/r/MicroBuddies/

Telegram Group

https://t.me/microbuddiesio

Telegram Channel

https://t.me/MicroBuddies

Discord

https://discord.com/invite/MicroBuddies

Twitch

https://www.twitch.tv/goodgaminginc

YouTube Channel

https://www.youtube.com/channel/UC3YyoK_Xdo7sfPmse898Nog/

About Good Gaming:

Good Gaming is an innovative brand leading the gaming industry across multiple segments in the space since 2008. Beginning with our roots as a collaborative space for gamers to share their knowledge, we went on to establish ourselves as one of the leaders in hosting Hearthstone tournaments. In 2016, we expanded our reach to include establishing multiple Minecraft servers with some of the most popular versions of Prison and SkyBlock, then developing our completely custom-developed NFT game, MicroBuddies™, in 2021. The Good Gaming advantage comes from our development team’s close relationship with the player communities of all of our games. The constant communication and resulting feedback further expand our proprietary content, and we continue to be influencers in the realm. Good Gaming continues to find exciting and innovative ways to branch across the gaming industry. As a staff and community, our goal is to cement our place as a fun and collaborative place for ALL gamers to enjoy.

For more information about Good Gaming, please visit our website:

https://www.good-gaming.com

Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Good Gaming Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Good Gaming Inc.’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Good Gaming, Inc.’s filings with the Securities and Exchange Commission , including those set forth as “Risk Factors” in such filings.

MEDIA CONTACT:

Public Relations and Shareholder Information:

Joseph M. Vazquez III

Phone: (888) 245-3005

Email: infinityglobalconsulting@gmail.com